Exhibit 8.1
September 12, 2006
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
EOP Operating Limited Partnership
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
Re:	$1,500,000,000 aggregate principal amount of 4.00% Exchangeable Senior Notes due July 15, 2026
Ladies and Gentlemen:
          We have acted as counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), and EOP Operating Limited Partnership, a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company and the Partnership with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) $1,500,000,000 aggregate principal amount of 4.00% Exchangeable Senior Notes due July 15, 2026 (the “Notes”) issued by the Partnership, (ii) the common shares of beneficial interest of the Company issuable upon exchange of the Notes, and (iii) the full and unconditional guarantee of the Notes by the Company, sole general partner of the Partnership. The Company is a co-obligor of the Notes. The Notes were issued on June 27, 2006 under the Indenture, dated as of August 29, 2000, between the Partnership and U.S. Bank Trust National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 18, 2001, among the Partnership, the Company and the Trustee and the Second Supplemental Indenture, dated as of June 27, 2006, among the Partnership, the Company and the Trustee. You have requested our opinion regarding certain federal income tax matters in connection with the filing of the Registration Statement with the SEC. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Registration Statement.
          Our opinion is based, in part, on various assumptions and various representations made by the Company, the Partnership and BeaMetFed, Inc., a Maryland corporation (“BeaMetFed”), including representations set forth in a letter dated September 12, 2006 (the “Representation Letter”) delivered to us by the Company and, to the extent set forth in the Representation Letter, BeaMetFed. Our opinion is based on the assumption that all of the statements made in the Representation Letter continue to be true and correct as of the date hereof. For purposes of our opinion, we have not made an independent investigation of the facts,

Equity Office Properties Trust
EOP Operating Limited Partnership
September 12, 2006

representations and covenants set forth in the Representation Letter, the purchase agreement (the “Purchase Agreement”), dated June 22, 2006, among the Partnership and the Company, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the other initial purchasers named in Schedule A to the Purchase Agreement, the confidential offering memorandum, dated as of June 22, 2006, relating to the Notes, the prospectus contained in the Registration Statement (the “Prospectus”), or in any other document. We have assumed that all representations made in the Representation Letter to the best of the knowledge or belief of any person are true, correct and complete as if made without such qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Representation Letter may affect our conclusions set forth herein.
          Our opinion is also based upon an examination of such other documents as we have deemed necessary or appropriate as a basis therefor. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.
          In rendering our opinion, we have also considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, Treasury Regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.
          This opinion should not be construed as or deemed to be a guaranty or insuring agreement. Opinions of counsel represent only counsel’s best legal judgment and are not binding on the Internal Revenue Service (the “IRS”) or on any court. Accordingly, no assurance can be given that the IRS will not challenge the conclusions of the opinion set forth herein or that any such challenge will not be successful.
          Based on and subject to the foregoing, we are of the opinion that:

Equity Office Properties Trust
EOP Operating Limited Partnership
September 12, 2006

          (i) commencing with its taxable year ended December 31, 1997, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation (as set forth in the Representation Letter) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code;
          (ii) during the period from July 11, 1997 through the date hereof, the Partnership has been classified as a partnership, and not as a corporation or an association taxable as a corporation, for federal income tax purposes; and
          (iii) the portions of the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” that describe applicable federal income tax law are correct in all material respects as of the date hereof.
          Other than as expressly stated above, we express no opinion on any issue relating to the Company or any investment therein, to the Partnership, to BeaMetFed, to the Notes, or under any other law. The qualification and taxation of the Company as a REIT will depend upon (i) the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT, (ii) the satisfaction in the past of the requirements for qualification and taxation as a REIT by each of ZML Investors, Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust and Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust (collectively, “ZML REITs”), Beacon Properties Corporation (“Beacon”), Cornerstone Properties Inc. (“Cornerstone”), and Spieker Properties, Inc. (“Spieker”), all of which merged into the Company, and (iii) the satisfaction by BeaMetFed on a continuing basis of the requirements for qualification and taxation as a REIT. We will not review the operations of the Company and have not reviewed the prior operations of the ZML REITs, Beacon, Cornerstone, Spieker or BeaMetFed, and no assurance can be given that the actual operations of the Company and any applicable affiliates, or any of the REITs previously merged into the Company, have met or will meet these requirements or the representations made to us with respect thereto.
          We are furnishing this opinion to you solely for your benefit in connection with the filing of the Registration Statement with the SEC, and this opinion may not be relied upon by you for any other purpose, or used, circulated, quoted, or otherwise referred to for any other purpose, without our written permission. The opinion herein is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

Equity Office Properties Trust
EOP Operating Limited Partnership
September 12, 2006

          We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Sidley Austin LLP in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.
Very truly yours,
/s/ Sidley Austin LLP